As filed with the Securities and Exchange Commission on February 19, 2008 Registration No. 333-143093

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT

Under The Securities Act of 1933

SCIENTIFIC LEARNING CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	8200	94-3234458
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Frank H. Ogawa Plaza, Suite 600 Oakland, CA 94612-2040 (510) 444-3500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert C. Bowen Chief Executive Officer Scientific Learning Corporation 300 Frank H. Ogawa Plaza, Suite 600 Oakland, CA 94612-2040 (510) 444-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copies to:
Steven V. Bernard, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Linda L. Carloni, Esq. Vice President and General Counsel Scientific Learning Corporation 300 Frank H. Ogawa Plaza, Suite 600 Oakland, CA 94612-2040 (510) 444-3500	Marjorie Sybul Adams, Esq. Daniel I. Goldberg, Esq. DLA Piper US LLP 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on May 18, 2007.

No exhibits are filed with this Post-Effective Amendment.

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities Exchange Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

                The Registrant registered an aggregate of 7,861,638 shares of its common stock (the “Registered Shares”) pursuant to a Registration Statement on Form S-1 (File No. 333-143093) filed with the Securities and Exchange Commission on May 18, 2007, as amended. The Registered Shares included 7,661,638 shares sold by a principal selling stockholder in the offering (the “Offering”), and 200,000 shares to be sold by two of the Registrant’s stockholders pursuant to the over-allotment option granted by such stockholders to the underwriters. The Offering occurred on August 15, 2007, at which time an aggregate of 7,661,638 shares were sold by the principal selling stockholder. The 30-day period during which the underwriters had the right to exercise the over-allotment option of 200,000 Registered Shares (the “Remaining Shares”) has expired. Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-1 the Remaining Shares.

                This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares. No changes are being made to the Prospectus or to Part II of the Registration Statement.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on February 19, 2008.

SCIENTIFIC LEARNING CORPORATION

By:	/s/ Jane A. Freeman

Jane A. Freeman
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, on February 19, 2008, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

*	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2008

Robert C. Bowen

/s/ Jane A. Freeman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	February 19, 2008

Jane A. Freeman

*	Director	February 19, 2008

Dr. Michael Merzenich

*	Director	February 19, 2008

Dr. Paula A. Tallal

*	Director	February 19, 2008

Carleton A. Holstrom

*	Director	February 19, 2008

Rodman W. Moorhead, III

*	Director	February 19, 2008

Ajit Dalvi

*	Director	February 19, 2008

Dr. Joseph Martin

*	Director	February 19, 2008

Edward Vermont Blanchard, Jr.

*	Director	February 19, 2008

David W. Smith

*	Director	February 19, 2008

Michael A. Moses

*	Director	February 19, 2008

Lance R. Odden

/s/ Jane A. Freeman

*Jane A. Freeman, Attorney-in-fact
-2-